Exhibit 10.8

11 September 2025

Malaysia Debt Ventures Berhad

Level 5, Menara Bank Pembangunan,

1016 Jalan Sultan Ismail, 50250 Kuala Lumpur.

Tel: 603-2617 2888 ext 2825

Attention: Mr. Abu Hasan Abdul Manan

Dear Sir,

IRREVOCABLE LETTER OF UNDERTAKING – Nasdaq IPO Proceeds

We refer to the Supplemental Letter of Offer 3 (“SLO3”) dated 21 December 2023 addressed to our subsidiary, DNF Group Sdn Bhd and our letter

We hereby undertake to remit 10% of our Initial Public Offerings (“IPO”) net proceeds to MDV.

Thank you.

Yours faithfully,

For and on behalf of

SUKE LIMITED

/s/ DATO’ MIZAL BIN DATO’ ZAINI
DATO’ MIZAL BIN DATO’ ZAINI
Director